UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 11, 2008

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2008, Chief Executive Officer Richard W. Egan and Chief Financial Officer Stephen N. Samp each elected to defer a portion of their current cash compensation, a 4% Cost of Living Adjustment (COLA) that was to become effective April 1, 2008, and any and all bonuses potentially due under the Company’s cash bonus plan. Mr. Egan’s current base salary is $150,000 and Mr. Samp’s current base salary is $125,580. Each has agreed to receive bi-weekly base salary payments based on an annual pay rate of $75,000. The Company intends to repay all deferred amounts at a future date if and when financial circumstances permit as determined by the Company’s Board of Directors.

On April 11, 2008, Messrs. Egan and Samp received stock option grants for to purchase 37,500 shares and 25,500 shares, respectively, pursuant to the Company’s 2002 Equity Incentive Plan, at exercise prices of $0.53 per share with all options to vest 100% upon completion of continuous service to the Company for a period of one year ending on the first anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By:  /s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: April 15, 2008